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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                             MICROSIGNAL CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                NEVADA               88-0231200
               --------------------------------- ----------------
                  (State or other Jurisdiction  (I.R.S. Employer
              of Incorporation or Organization) Identification No.)

                 345 Southpointe Boulevard Canonsburg, PA   15317
            --------------------------------------------- ----------
               (Address of Principal Executive Offices) (Zip Code)

                     --------------------------------------

                              CONSULTING AGREEMENTS

                              (Full Title of Plan)

                     --------------------------------------

                                 Wayne B. Morris
                             Chief Executive Officer
                            345 Southpointe Boulevard
                              Canonsburg, PA 15317
                     (Name and Address of agent for service)

                                  724-746-9476
          -------------------------------------------------------------
          (Telephone Number, including area code, of agent for service)
          -------------------------------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                        Claudia J. Zaman Attorney At Law
                          20700 Ventura Blvd. Suite 227
                             Woodland Hills CA 91364
                              Phone: (818) 227-9494
                               Fax: (818) 227-9648

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                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                             PROPOSED               PROPOSED
                                             MAXIMUM                MAXIMUM
                                             OFFERING               AGGREGATE        AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE          PRICE                  OFFERING         REGISTRATION
TO BE REGISTERED       REGISTERED(1)         PER UNIT               PRICE            FEE
================================================================================================
Common Stock,                7,000,000 shares      $0.11             $770,000         $62.30
par value
$.001 per share
=================================================================================================
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(1) This Registration Statement relates to 7,000,000 shares of the Registrant's
Common Stock, par value $.001 per share, to be issued pursuant to the terms of the Consulting Services Contracts. The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c)and
457(h)promulgated pursuant to the Securities Act of 1933. The Offering Price is
calculated on the basis of the closing price for the Common Stock as quoted on the Over-the-Counter Bulletin Board on November 25, 2003.


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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

The information required to be provided pursuant to this Item to the consultants whose stock is being registered hereunder are set forth in the consulting services contracts.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to
Part I of this Registration Statement on Form S-8.

We will provide without charge to each participant in the Consulting Services Contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to MicroSignal Corporation, 345 Southpointe Boulevard Canonsburg, PA 15317 Phone: 724-746-9476.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the following documents filed by MicroSignal Corporation, a Nevada corporation ("MSGL" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

(i) Registrant Statement on Form 10SB12G, filed on October 10, 2000 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

(ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, 2002, 2003; June 30, 2001, 2002, 2003; September 30, 2002, 2003;
December 30, 2001.

(iii) Registrant's annual report on Form 10-KSB for the years ended September 30, 2001 and December 31, 2002.

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All documents filed by us with the Commission pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the provisions of the Nevada Revised Statutes (the NRS), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses. Presently, the Company does not carry such insurance.
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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS
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Exhibit No.                Description of Exhibits

 3.1      Certificate  of  Incorporation  of the  Company  (filed as Exhibit 3 to the  Company's  Registration  Statement  on
          Form              10-SB as filed with the Commission on October 10, 2000).
 3.2      Certificate  of  Amendment  of the  Certificate  of  Incorporation  of the  Company  (filed as  Exhibit  3.I to the
          Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).
 3.3      Bylaws of the Company  (filed as Exhibit 3.II to the Company's  Registration  Statement on Form 10-SB as filed with the Commission on October 10, 2000).
 4.1      Consulting Agreement with William Ritger, Robert Darbee, Michael Sakraida, James McDowell and Michael Mulshine
 4.2      Consulting Agreement with David Herr and Peter Rospond
 4.3      Consulting Agreement with GW Walters
 5.1      Opinion of Claudia J. Zaman Attorney At Law. (filed herewith).
23.1      Consent of Malone & Bailey, PLLC, Certified Public Accountants (filed herewith).
23.2      Consent of Claudia J. Zaman Attorney at Law. (filed herewith).
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ITEM 9. UNDERTAKINGS

        (a) UNDERTAKING TO UPDATE

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 18th day of November, 2003.

                                            MICROSIGNAL CORPORATION

                                            By:/s/ Wayne B. Morris
                                            ---------------------------
                                            Wayne B. Morris, President


                                             By: /s/ Andrea Lindsay
                                             Andrea Lindsay, Sec, CFO


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 18th day of November, 2003.


         SIGNATURE                             TITLE
         ---------                             -----

    /s/ Dr. Rupert Perrin                               Director
    Dr.  Rupert A.L. Perrin

                                                        Director
    /s/ Dr. Lawrence Madoff
   Dr.  Lawrence Madoff


    /s/ Dr. Paul Brandt                                 Director
    Dr. Paul Bandt

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                              INDEX TO EXHIBITS

Exhibit No.                Description of Exhibits

3.1 Certificate of Incorporation of the Company (filed as Exhibit 3 to the Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).

3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.I to the Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).

3.3 Bylaws of the Company(filed as Exhibit 3.II to the Company's Registration Statement on Form 10-SB as filed with the Commission on October 10, 2000).

4.1 Consulting Agreement with William Ritger, Robert Darbee, Michael Sakraida, James McDowell and Michale Mulshine (filed herewith). 4.2 Consulting Agreement with David Herr and Peter Rospond (filed herewith)

4.3  Consulting Agreement with Gary Walters (filed herewith)

5.1  Opinion of Claudia J. Zaman Attorney At Law (filed herewith).

23.1 Consent of Malone & Bailey, PLLC, Certified Public Accountants (filed herewith).

23.2 Consent of Claudia J. Zaman Attorney at Law. (filed herewith).


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